UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  December 1, 2009

Java Detour, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52357	20-5968895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Bryant St., Suite 500
San Francisco, CA 94103
 (Address of principal executive offices) (Zip Code)

415-241-8020
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Java Detour, Inc. (the “Company”) authorized on December 1, 2009 the issuance of stock options and the repricing and reissuance of certain other options previously issued to the Company’s employees, officers and members of the Board of Directors pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”).  4,249,000 options were either issued or reissued at $0.025 per share, the closing price of the company’s stock on December 1, 2009 (the “Options”).  Options to employees that own greater than 10% of the Company’s stock were issued at $0.0275 (110% of the current market price) pursuant to the Plan.  The Board of Directors issued these Options for, and to realign the value of the issued Options with, their intended purpose, which is to retain and motivate the Company’s employees, officers and directors. After the issuance of these options, the Company has issued nearly all of the 4,249,167 Options permitted under the Plan.

Prior to the repricing, many of the Options had exercise prices well above the recent market prices of the Company’s common stock as quoted on the Pink Sheets.  The Options will vest over three years with 50% of the Options vesting after the first six months with an additional 10% of the options granted vesting after each subsequent six-month period.

The following options were issued to executive officers and members of the board of directors:

Name	Options	Exercise Price	Position
Harry R. Kraatz	950,000	$0.0250	Chief Executive Officer, Director
Michael Binninger	975,000	$0.0275	President, and Chief Operating Officer, Director
Ronald J.. Sands	25,000	$0.0250	Director
Steven Binninger	25,000	$0.0275	Director

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA DETOUR, INC.

Date: December 7, 2009	By:	/s/ Harry R. Kraatz
Harry R. KRAATZ
Chief Executive Officer